                                                                    Exhibit 99.4

            THIS IS NOT A FORM OF ELECTION AND LETTER OF TRANSMITTAL

                          NOTICE OF GUARANTEED DELIVERY
                         for Deposit of Common Shares of

                                 EXTENSITY, INC.

This Notice of Guaranteed Delivery must be used in connection the merger of Cage Acquisition Corp., a subsidiary of Geac Computer Corporation Limited ("Geac") with and into Extensity, Inc. ("Extensity") if certificates representing shares of Extensity common stock ("Extensity Shares") are not immediately available for delivery to Computershare Trust Company of Canada (the "Exchange Agent") or if the Extensity Shares cannot be surrendered by book-entry transfer in time to reach the Exchange Agent or the U.S. Forwarding Agent prior to the election deadline, i.e., 5:00 p.m. Eastern standard time on the business day before the closing of the merger (the "Election Deadline"). This Notice of Guaranteed Delivery may be delivered by hand, mailed or transmitted by facsimile transmission to the Toronto Office of the Exchange Agent only.

The terms and conditions of the accompanying Form of Election and Letter of Transmittal (the "Form of Election") are incorporated by reference in this Notice of Guaranteed Delivery.

To:      the Exchange Agent, COMPUTERSHARE TRUST COMPANY OF CANADA

BY MAIL                  BY HAND OR COURIER            BY FACSIMILE TRANSMISSION
P.O. Box 7021            100 University Avenue         Fax:  (416) 981-9663
31 Adelaide St E         9th Floor
Toronto, Ontario         Toronto, Ontario
M5C 3H2                  M5J 2Y1

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE NUMBER, OTHER THAN AN ADDRESS OR FACSIMILE NUMBER AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Form of Election is required to be guaranteed by an Eligible Institution, such signature must appear in the applicable space in the Form of Election.

Certificate Number(s)               Number of Shares          Name & Address of Shareholder
(if available)                                                (please print)
---------------------               --------------------      -----------------------------------

---------------------               --------------------      -----------------------------------

---------------------               --------------------      -----------------------------------

---------------------               --------------------      -----------------------------------

TOTAL SHARES
                                    --------------------

                           CASH AND/OR SHARE ELECTION

You must mark one of the following boxes to make an election. Please mark only one of these boxes. If you fail to make any election, you will receive cash for all of your Extensity Shares. YOUR ELECTION BELOW MUST BE IDENTICAL TO YOUR ELECTION MADE IN THE FORM OF ELECTION.

[ ]   Mark this box to       [ ]   Mark this        [ ]    Mark this box to receive a combination of Geac common shares and
      receive Geac common          box to receive          cash.  Insert the number of Extensity Shares for which you are
      shares for all of            cash for all of         electing to receive Geac common shares, and insert the number of
      your Extensity               your Extensity          Extensity Shares remaining for which you are electing to receive
      Shares.                      Shares                  cash.

                                                                       Extensity Shares to be exchanged for Geac common shares
                                                           -----------
                                                                       Extensity Shares to be exchanged for cash
                                                           -----------

                       REQUIRED SIGNATURES AND INFORMATION

-----------------------------------------------------         ----------       -----------------------------------------------------
Signature of Stockholder or Authorized Representative         Date             (Street Address and Number)

-----------------------------------------------------         ----------       -----------------------------------------------------
Signature of Stockholder (if Joint Account)                   Date             (City, State/Province, Postal (Zip) Code and Country)

                                                                               (    )                 (   )
-----------------------------------------------------                          ---- ----------------- --- -------------------------
Name of Stockholder (please print or type)                                     (Daytime Phone)        (Evening Phone)

-----------------------------------------------------
Name of Representative (if applicable)

         DO NOT SEND CERTIFICATES REPRESENTING EXTENSITY SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. Certificates representing Extensity Shares MUST be sent according to the instructions set forth in the Form of Election.

                                    GUARANTEE

The undersigned, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP), a member of the New York Stock Exchange Inc Medallion Signature Program (MSP), a Canadian
schedule 1 chartered bank or a major trust company in Canada (an "Eligible Institution") GUARANTEES DELIVERY to the Exchange Agent of the certificates representing the Extensity Shares deposited hereby, in proper form for transfer with a properly completed and duly executed Form of Election in the form enclosed herewith or an originally signed facsimile copy thereof, and all other documents required by the Form of Election, all at or before 5:00 p.m. (Eastern standard time) on the third trading day on the Nasdaq exchange following the Election Deadline.

Name of Firm:                                                  Authorized Signature:
              -------------------------------------------                            --------------------------------
Address of Firm:                                               Name:
                 ----------------------------------------           -------------------------------------------------
                                                               Title:
                 ----------------------------------------             -----------------------------------------------
Telephone Number:                                              Dated:
                  ---------------------------------------             -----------------------------------------------

                                       2